Exhibit 10.28

Execution Version

LEASE AGREEMENT

by and between

SRE TKC CHARLESTON IV, LLC

a Delaware limited liability company (Landlord)

and

THORNE RESEARCH, INC.,

a South Carolina corporation (Tenant)

Date: January 26, 2021

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the 26th day of January, 2021, by and between SRE TKC CHARLESTON IV, LLC, a Delaware limited liability company (the “Landlord”) and THORNE RESEARCH, INC., a South Carolina corporation (the “Tenant”).

RECITALS:

A.
The Landlord is the owner of that certain parcel of property located in Berkeley County, South Carolina and described on Exhibit A attached hereto (the “Land”).

B.
The Tenant desires to lease the Premises (hereinafter defined) from the Landlord upon the terms and conditions set forth herein and the Landlord and the Tenant now desire to enter into this Lease.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant hereby covenant and agree as follows;

SECTION 1. PREMISES, TERM, AND INITIAL IMPROVEMENTS.

(a)
Landlord leases to Tenant, and Tenant leases from Landlord, the space outlined in red and depicted on the floor plan attached as Exhibit A-1 (the “Premises”) which is 115,500 rentable square footage of the 136,500 rentable square foot building having an address of 553 Trade Center Parkway, Summerville, South Carolina (the “Building”) located on the Land, subject to the terms and conditions in this Lease. If more than one building is now or hereafter on the Land or if the Building is expanded by Landlord, then all references to "Building" shall collectively refer to all such buildings and any expanded Building, unless the context otherwise requires. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 115,500 rentable square feet and the size of the Building is 136,500 rentable square feet, and Tenant's “Proportionate Share” is 84.62%. Tenant's Proportionate Share shall be adjusted if the size of the Premises is modified or if the Building is expanded. The term “Project” means the Land, the Building, and landscaping, parking and driveway areas, sidewalks and other improvements thereon. Tenant, its permitted subtenants and their employees, licensees and guests, shall have access to the Premises and the Common Areas (hereafter defined) of the Project at all times, twenty-four (24) hours per day, every day of the year, subject to such after-normal business hour security procedures as Landlord may require.

(b)
The Lease term shall be sixty-three (63) months, beginning on the Commencement Date (as hereinafter defined) and shall end on the date that is the sixty-three (63) months after the Commencement Date (the “Term”), which defined term shall include all renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calendar month, then the Term shall end on the last day of the 12-month period that begins on the first day of the first full calendar month of the Tenn. The “Commencement Date” shall mean the date that (i) a temporary certificate of occupancy has been obtained for the entirety of the Premises, and (ii) the HVAC (hereafter defined) serving the Premises shall he fully installed and in good working order and condition. Landlord and Tenant agree that the target Commencement Date is May 1, 2021. Notwithstanding the foregoing, Landlord may access and enter the Premises after the Commencement Date to complete construction of the Initial Improvements (as defined on Exhibit B), and such construction shall not constitute an actual or constructive eviction so long as

Landlord does not unreasonably and materially interfere with Tenant's operations and business within the Premises. The foregoing notwithstanding, all entries of Landlord, its employees, agents, representatives, or contractors, after the Commencement Date shall be in compliance with Tenant's Safety Protocols (hereafter defined). Within ten (10) business days after the occurrence of the Commencement Date, the parties will execute and deliver a Commencement Date Certificate substantially in the form attached hereto on Exhibit E and incorporated herein by this reference.

(c)
Landlord and Tenant shall each comply with the provisions of the work letter attached hereto and made a part hereof as Exhibit B (the “Work Letter”). Landlord represents and warrants that the Initial Improvements shall be substantially completed in compliance with Exhibits B and B-1 on the Commencement Date. Upon taking possession of the Premises on the Commencement Date, Tenant shall be deemed to have accepted the Premises in their "As-Is" condition, without any representation or warranty by Landlord, express or implied, except for (i) latent defects, (ii) Landlord’s express covenants and obligations under this Lease, including without limitation as set forth in Sections; l (f) and 4, (iii) Landlord's representations and warranties set forth in this Lease, including without limitation as set forth in Sections 5, 23(b) and 33, and (iii) Landlord's obligation to complete any punch-list items and otherwise complete the construction of the Initial Improvements to Tenant's reasonable satisfaction and in accordance with Exhibit B and B-1 and in order to obtain a permanent certificate of occupancy.

(d)
If and to the extent permitted by Law (hereafter defined), Tenant shall have the right to enter the Premises from and after February I, 2021 without being deemed to have taken possession of the Premises in order to install racking and packing lines within the Premises, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord's completion of the Initial Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant. Tenant further agrees that it shall be responsible for ensuring that its personal property is protected from dust and other debris, and in no event shall Landlord be responsible for any damage to any of Tenant's personal property installed pursuant to this paragraph.

(e)
Subject to the provisions of this Section l (e ), Tenant is hereby granted the option to renew the Term of this Lease (the “Renewal Options”) as to all (but not part) of the Premises for two (2) consecutive periods of three (3) years each (the “Renewal Terms”) provided that Tenant shall give notice of the election of any such Renewal Option no later than nine (9) months prior to the expiration of the thencurrent Term, time being of the essence and timely notice being an express condition of valid exercise of a Renewal Option. Each Renewal Option shall be upon the same terms and conditions of this Lease, except:

(i)
the Monthly Base Rent (as hereinafter defined) for the Premises during the first three-year Renewal Term shall be as stated in Section 2(a) below and the Monthly Base Rent for the Premises during the second three-year Renewal Term shall be the Current Market Rental Rate (hereinafter defined); and

(ii)
the leasehold improvements will be provided in their then-existing condition (on an "as is, where is" basis but subject to all express representations, warranties, and covenants of Landlord set forth) and Tenant shall not be entitled to any construction, build-out or other allowances during any Renewal Term; provided, however, that, notwithstanding the foregoing, Landlord shall have no obligation to make, or incur any costs or liability in connection with, any improvements or upfitting to the Premises except for Landlord's express maintenance, repair and replacement obligations; set forth in Section 4.

Tenant shall have no right to exercise the Renewal Options if Thorne Research, Inc., a South Carolina corporation, has assigned this Lease or subleased any portion of the Premises; provided, however, that notwithstanding the foregoing, if a Permitted Transfer (hereafter defined) has been made to a Permitted Transferee (hereafter defined), Tenant shall have and maintain the right to exercise the Renewal Option. Tenant shall not have the right to exercise the Renewal Options if an Event of Default (as hereinafter defined) exists under this Lease on the date Tenant's renewal notice is sent, and if, at any time thereafter until the commencement of the Renewal Term, an Event of Default exists under this Lease, Landlord shall have the right to terminate this Lease effective as of the scheduled expiration date of the then current Term of this Lease.

Landlord and Tenant shall endeavor in good faith within the next sixty (60) days following Tenant's notice of its intention to exercise the second Renewal Option to agree upon a rental rate for the second Renewal Tenn. However, if Landlord and Tenant are unable to agree within such sixty (60) day period, then Landlord and Tenant shall each within the next fifteen (15) days name an appraiser to represent them, and the two so appointed shall endeavor to jointly agree on the then Current Market Rental Rate of the Premises (including the fixed percentage rate for annual rent increases). As used in this Lease, “Current Market Rental Rate” shall mean the market annual gross rental rate per square foot for renewals of existing leases, for the applicable space and for the time as to which such rate is being determined, that a willing tenant would pay and a willing landlord would accept, in arm's length bona fide negotiations (for renewal leases taking into consideration all relevant factors for renewal leases including, without limitation, the following factors: rent being charged in other similar buildings located in Berkeley County, South Carolina for comparable tenants, for renewal leases then being entered into for comparable space to the Premises; location, quality, amenities, age and reputation of the buildings in which the space being compared is located; use and size of the space under comparison; location and/or floor level of the subject space and any comparison space within their respective buildings; extent of services provided or to be provided; extent and condition of leasehold improvements in the subject space and in any comparison space; abatements pertaining to the subject space and to any comparison space (including with respect to base rental, operating expense and/or real estate taxes); inclusion of parking charges in rental, if applicable; lease takeovers/assumptions by the landlord of the comparison space, if applicable; moving allowances granted, if any, in connection with the subject space and with respect to any comparison space; relocation allowances granted, if any, in connection with the subject space and with respect to the comparison space; club memberships granted, if any; construction, refurbishment and repainting allowances granted, if any, in connection with the subject space and with respect to any comparison space; any other concessions or inducements in connection with the subject space and with respect to any comparison space; term or length of lease of subject space and of any comparison space; the time the particular rental rate under consideration was agreed upon and became or is to become effective; and payment of a leasing commission, fees, bonuses or other compensation whether to Tenant's representatives or to Landlord, or to any person or entity affiliated with Tenant or Landlord, or otherwise. If Tenant requests improvements or allowance and Landlord agrees to fund such improvements or allowance, the Current Market Rental Rate will be determined factoring Landlord's costs of providing such improvements or allowance. If either Landlord or Tenant fails to designate by written notice to the other its appraiser in the time stated, the one properly appointed shall be empowered to set the then Current Market Rental Value of the Premises. If the two are appointed and are unable to agree within thirty (30) days after their appointment, they shall appoint a third appraiser, who shall be empowered to choose from the two (2) current market rental values proposed by Landlord's appraiser and Tenant's appraiser and the one chosen shall be the then Current Market Rental Rate of the Premises. Such appraiser so appointed shall choose from the two (2) Current Market Rental Rates proposed by Landlord's appraiser and Tenant's appraiser and the one chosen shall be the then Current Market Rental Rate of the Premises, and such rate shall he the rental during the Renewal Period. All appraisers must be MAI qualified with at least ten (10) years' experience with industrial warehousing space in Berkeley County, South Carolina. Each party shall bear the costs of its own appraiser; all other costs of the arbitration shall he shared equally between Landlord and Tenant.

(f)
For a period of twelve (12) months from the Commencement Date, Landlord agrees to repair or replace any and all defects in the Initial Improvements. If Tenant requests to Landlord in writing, Landlord and Tenant each agree to conduct a joint walk through and inspection on a date that is no earlier than 355 days following the Turnover Date and no later than 360 days following the Commencement Date for the purposes of identifying any defects that require repair and/or replacement. Landlord shall have no obligation to repair or replace any damage to the Initial Improvements to the extent resulting from the negligence of Tenant, its employees and contractors, or from Tenant's failure to comply with the guidelines and manuals furnished to Tenant regarding the maintenance, use and operation of the Initial Improvements. Landlord's obligation under this Section l(f) shalt terminate on the twelve (12) month anniversary of the Commencement Date as to defects not specifically identified in writing to Landlord prior to the expiration of such twelve (12) month period. Notwithstanding the expiration of this twelve (12) month warranty period, Landlord shall remain obligated to repair or replace any defect to the Initial Improvements which Tenant specifically identified to Landlord in writing on or before the expiration of this twelve (12) month warranty period.

SECTION 2. BASE RENT AND ADDITIONAL RENT.

(a)
A “Lease Year” shall be mean a twelve (12) month period. Each Lease Year shall commence on the Commencement Date or the anniversary thereof and end twelve (12) months later; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then (a) the first Lease Year shall include that period of time from the Commencement Date up to the first day of the next calendar month and the following twelve (12) calendar months; and (b) each subsequent Lease Year shall commence on the first day of the month following the month in which the Commencement Date occurred. Commencing on the Commencement Date, as rental for the Premises, Tenant agrees to pay as rent to Landlord, without notice, reduction, deduction or offset, except as expressly set forth herein, the “Monthly Base Rent” for the Premises, as set forth in the table below, in advance on or before the first day of each calendar month through the Term.

Portion of Term	Monthly Base Rent	Annual Base Rent
Month 1 (Commencement Date)-Month 3	$0.00 (First three (3) months of Monthly Base Rent are abated)	$0.00 (First three (3) months of Monthly Base Rent are abated)
Month 4 - Month 12	$51,975.00	$467,775.00 (Partial year of nine (9) months only)
Month 13 - Month 24	$53,534.25	$642,411.00
Month 25 - Month 36	$55,140.28	$661,683.33
Month 37 - Month 48	$56,794.49	$681,533.83
Month 49 - Month 60	$58,498.32	$701,979.84

Month 61 - Month 63	$60,253.27	$180,759.81 (Partial year of three (3) months only)
First Lease Year of First Renewal Term	$62,060.87	$744,730.42
Second Lease Year of First Renewal Term	$63,922.69	$767,072.33
Third Lease Year of First Renewal Term	$65,840.38	$790,084.50

The three-month Base Rent abatement period outlined above bas an abatement value of $155,925.

If the Term begins on a day other than the first day of a month, the Monthly Base Rent for such partial month shall be prorated.

(b)
In addition to the Monthly Base Rent, commencing on the Commencement Date, Tenant agrees to pay to Landlord, as additional rent, Tenant's Proportionate Share of expenses with respect to the Building and/or Project, including: (i) Taxes (as hereinafter defined) pursuant to Section 3; (ii) insurance costs pursuant to Section 9 (“Insurance”); and (iii) CAM Charges (as hereinafter defined) pursuant to Section 5 (the foregoing costs and expenses are collectively called “Operating Expenses”). Commencing on the Commencement Date, during each month of the Term on the same day that Monthly Base Rent is due hereunder (inclusive of any "free rent" period, if any), and without notice or demand, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the estimated annual cost of Tenant’s Proportionate Share (as the same may be adjusted throughout the Term) of the Operating Expenses as reasonably determined by Landlord. For any partial calendar year (i.e., the first calendar year and last calendar year), Tenant's Proportionate Share of the Operating Expenses will be proportionately adjusted based on the number of days in any such partial calendar year. The initial monthly Operating Expense payments are based upon the estimated amounts for the first calendar year of the Lease, and may be increased or decreased by Landlord to reflect the projected actual cost of all such items during each calendar year. By May I of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of CAM Charges, Taxes, and Insurance for the previous year (the “CAM Charges, Tax and Insurance Statement”). If Tenant's total Operating Expense payments applicable to a calendar year are less than Tenant's Proportionate Share of all such items, Tenant shall pay the difference to Landlord within ten (10) days after written request. If after such adjustment, the payments for Operating Expenses by Tenant applicable to a calendar year are more than Tenant's actual Proportionate Share of a.11 such items, Landlord shall retain such excess and credit such excess payment against Tenant's estimated Operating Expense payments due for the then-current calendar year, or if the Term of the Lease has expired or terminated, Landlord shall refund such excess to Tenant within thirty (30) days after such expiration or termination, which provision shall survive such expiration or termination of the Lease.

Notwithstanding anything in this Lease to the contrary, during the period of time when Tenant is responsible for Tenant's Proportionate Share of the Operating Expenses, Tenant will be responsible for its Proportionate Share of Taxes, insurance premiums and deductibles, utilities, snow removal, the federal minimum wage component of landscaping, street and sidewalk sweeping within the Project, parking lot trash removal within the Project, and charges assessed against the Building pursuant to any covenants or owner's association ("Uncontrollable Expenses"), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant's obligation to pay all other Operating Expenses that are not Uncontrollable Expenses (herein "Controllable Expenses") shall be limited to a five percent (5%) per annum increase over the amount of the Controllable Expenses for the immediately preceding calendar year, on a cumulative basis. In addition, Tenant's obligation to pay any management fees to Landlord shall not exceed Tenant's Proportionate share of three percent (3%) of gross revenues received by Landlord for the Property for the calendar year to which the applicable management fees relate.

(c)
All payments and reimbursements required to be made by Tenant under this Lease shall constitute “Rental” and shall be payable without demand, deduction or set off, except as expressly provided herein.

(d)
TIME IS OF THE ESSENCE REGARDING ALL AMOUNTS PAYABLE TO LANDLORD. All amounts due under this Lease shall be paid on or before the date due. Tenant acknowledges that the late payment of Monthly Base Rent or any other amounts payable by Tenant to Landlord hereunder (all of which shall constitute additional rent to the same extent as the Monthly Base Rent) will cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Tenant and Landlord agree that if Landlord does not receive any such payment on or before five (5) business days after the date the payment is due, Tenant shall pay to Landlord, as additional rental, a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs. The charges permitted under this Section 2(d) or elsewhere under this Lease, shall be in addition to all of Landlord's other rights and remedies hereunder or at law or equity, and shall not be construed as liquidated damages. Additionally, all past due installments of Rental shall bear interest until paid at the lesser of(i) eleven percent (I 1%) per annum or (ii) the maximum contract rate permitted by Law. In no event, however, shall any charges payable pursuant to this Section 2(d), to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the interest and late fees referenced above shall not be charged with respect to the first occurrence (but may be charged for any subsequent occurrence) during any twelve-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

(e)
Anything to the contrary contained herein notwithstanding, within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the CAM Charges, Taxes and Insurance Statement for any calendar year, Tenant may, at its expense during Landlord's normal business hours, elect to audit Landlord's CAM Charges, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (2) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (3) the audit shall commence within thirty (30) days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within sixty (60) days after commencement; (4) the audit shall be conducted where Landlord maintains its hooks and records and shall not unreasonably interfere with the conduct of Landlord's business; and (5) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including estimated CAM Charges, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rental due and owing by Tenant or, if no further Rental is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord's CAM Charges, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord's calculation of CAM Charges, Taxes and Insurance for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.

SECTION 3. TAXES.

(a)
Subject to reimbursement pursuant to Section 3(b) below, Landlord shall timely pay all taxes (including fees in lieu of taxes), assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, “Taxes”) that accrue against the Premises, the Land, the Building, and the Project, excluding penalties and interest thereon. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes" (excluding, however inheritance, franchise, estate, and income taxes).

(b)
Tenant shall pay Tenant's Proportionate Share of Taxes, pursuant to the terms of Section 2(b).

(c)
Tenant shall (l) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes, assessments, levies or governmental charges are against Tenant's property and (i) Landlord pays same or (ii) the assessed value of Landlord's property is increased by inclusion of Tenant's personal property and fixtures and Landlord pays all or part of same, then, within ten (10) days after written request, Tenant shall pay same to Landlord; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with applicable Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

(d)
Tenant has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to dete1IDine tax rates and/or appraised values (each a "Taxing Authority"), absent manifest error in the imposition of fees in lieu of property taxes in accordance with that certain Third Amended and Restated Fee in Lieu of Tax and Incentive Agreement dated December 14, 2015 (as amended, the "FILOT Agreement"), to which the Project is subject. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by Law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, together with any other or further Laws covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release.

(e)
Landlord acknowledges that, in connection with Tenant's operations in the Project, Tenant has obtained, and may from time to time in the future pursue, certain tax and other incentives from the State of South Carolina or any political subdivision thereof, including, without limitation, any incentives provided in connection with Tenant's joinder as a party to the FJLOT Agreement to which the Project is subject (collectively, the “Tenant Incentives”) Landlord hereby agrees to reasonably cooperate with Tenant to further Tenant's pursuit and realization of the Tenant Incentives, and to execute, acknowledge, and deliver such further documents, and perform such further acts, as may be reasonably necessary to obtain or to comply with the terms of such Tenant Incentives, at no cost or expense to Landlord and Landlord shall not be required to incur any liability whatsoever in connection therewith; provided, however, that such Tenant Incentives or pursuit of such Tenant Incentives shall not adversely impact any Landlord incentives existing as of the date hereof. Landlord shall take no action which, to the knowledge of Landlord, will result in any material delay or reduction in the Tenant Incentives available to Tenant (including, for the avoidance of doubt, termination of the FILOT Agreement with respect to the Project).

(f)
Landlord shall file or cause to be filed, on a timely basis, all property tax returns required in connection with the Project (except with respect to any portion of the Project owned entirely by Tenant), including but not limited to Form SCDOR PT-300 or such comparable form as the South Carolina Department of Revenue may provide. To the extent such returns relate to the Land or Building, Landlord shall provide drafts of such returns for Tenant's review no less than thirty (30) days prior to their filing, and Tenant's written consent, not to be unreasonably withheld, conditioned, or delayed, shall be required to file any such returns. Each party hereby agrees to reasonably cooperate with the other with respect to any such filings and hereby agrees to execute, acknowledge and deliver such further documents or information, and to perform such further acts, as may be reasonably necessary for any such filings. Promptly upon making or causing to be made any filings pursuant to this section, Landlord shall provide to Tenant a copy of any such filings.

SECTION 4. LANDLORD’S MAINTENANCE.

(a)
Landlord, at its own cost and expense (except as otherwise provided in this Lease, including without limitation Section 5(d)), shall maintain in good condition (reasonable wear and tear excepted), repair, end replace, as necessary, the roof, the roof structure and roof membrane, foundation and the structural soundness of the exterior walls of the Building, the Building Systems not exclusively serving the Premises, all utility lines and facilities located on the Land, fire sprinkler systems, gutters, exterior painting, trees, shrubs, landscaping, parking areas, driveways, sidewalks, curbs, bollards, railings, loading areas, private roads and alleys, lighting, utility consumption, owners association dues, hallways, and other areas and improvements constituting Common Areas in good repair, reasonable wear and tear excepted.. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts, or office entries. If any of the foregoing repairs or maintenance is required because of any act or omission of Tenant or its employees, agents, contractors, invitees, licensees, or representatives, then Tenant shall pay Landlord upon demand all costs and expenses incurred by Landlord in performing such repairs or maintenance. The term “Building Systems” shall mean and refer to the Premises' and the Building's heating, ventilation and air conditioning systems, life-safety, plumbing, electrical, and other mechanical or utility systems.

(b)
Tenant shall repair and pay for any damage caused by the actions or inactions of Tenant, and Tenant's employees, agents, contractors, invitees, licensees, patrons and others under its control, or caused by Tenant's failure to discharge its obligations and duties to repair and maintain the Premises as provided in this Lease. Landlord shall repair and pay for any damage caused by the gross negligence or intentional misconduct of Landlord, and Landlord's employees, agents, contractors, invitees, licensees, patrons and others under its control, or caused by Landlord's failure to discharge its obligations and duties as set forth in Section 4(a) above or otherwise under this Lease beyond any applicable notice and cure periods.

(c)
Tenant shall promptly give Landlord written notice of any defect or need for repairs after which Landlord shall have a reasonable opportunity to repair same or cure such defect. Landlord shall be allowed full access at all times to the Premises by Tenant upon reasonable prior notice for the purpose of fulfilling or attempting to fulfill its obligations under this Section 4, and Landlord shall use commercially reasonable efforts to not disturb the normal conduct of Tenant's business while performing such maintenance, repairs, and/or replacements.

(d)
If Landlord fails to make any repairs or to perform any maintenance required of Landlord hereunder and within Landlord's reasonable control, and such failure shall persist for an unreasonable time (not less than thirty (30) days) after written notice of the need for such repairs or maintenance is given to Landlord and unless Landlord has commenced such repairs or maintenance during such period and is diligently pursuing the same, Tenant may (but shall not be required to) following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps "FAILURE TO RESPOND SHALL RESULT IN TENANT EXERCISING SELF-HELP RIGHTS'') and Landlord's failure to commence repairs within five (5) days after receipt of such second notice, perform such repairs or maintenance in accordance with the provisions of this Lease governing Tenant's repairs and Alterations and Landlord shall reimburse Tenant for all actual and reasonable costs and expenses therefor within thirty (30) days after presentation of appropriate invoices and back-up documentation. If Landlord fails to so reimburse Tenant within such thirty (30) day period, Tenant shall have the right to deduct such actual and reasonable costs and expenses from its next payment(s) of Monthly Base Rent in amounts not to exceed more than fifty percent (50%) of any monthly installment of Monthly Base Rent.

SECTION 5. TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS; COMMON AREA MAINTENANCE.

(a)
Tenant shall, at its sole expense, repair and maintain all parts of the Premises, except those for which Landlord is expressly responsible under this Lease or unless caused or arising from the gross negligence or willful misconduct of Landlord, or its employees, agents, or contractors, in good condition, making all necessary repairs, maintenance and replacements, including but not limited to, ceiling tiles, windows and doors (including the inside and outside of all plate glass in such windows and doors), signs, office entries, railings, interior walls and finish work, floors and floor covering, heating and ventilation and air conditioning systems inclusive of condensing unit, and, to the extent exclusively serving the Premises, the associated ductwork and vents (collectively, “HVAC”) dock boards and ramps, truck doors, dock bumpers, plumbing fixtures, termite and pest extermination, removal of trash and debris, handicap access areas, and shall keep the whole of the Premises in a safe, clean and sanitary condition. Tenant shall not cause or permit trash to accumulate in or around the Premises. Notwithstanding the foregoing, Landlord represents, warrants and covenants that the HVAC compressor (but no other component of the HVAC) serving the Premises shall be guaranteed by Landlord for a period of five (5) years from the Commencement Date (the “HVAC Compressor Warranty”). Landlord agrees to provide all materials and labor necessary to cure any breach of such HYAC Compressor Warranty so long as Landlord is provided written notice of such breach prior to the expiration of such HVAC Compressor Warranty. In addition, Landlord hereby assigns to Tenant all warranties related to the HVAC, and any lighting, insulation, electrical, or other items which are the responsibility of Tenant pursuant to this Section 5(a), and Landlord will execute and deliver, upon request, any and all documentation reasonably requested by Tenant in furtherance of the same.

(b)
In addition, Tenant shall, at its sole expense, repair and maintain the portions of the Premises and the Building exclusively serving the Premises and which are not in common with other tenants, including but not limited to plumbing, drains, electrical systems, fire sprinkler systems and other Building Systems exclusively serving the Premises, but excluding the roof, foundation and other structural components of the Building.

(c)
Tenant shall not damage any wall or disturb the integrity or support provided by any wall and shall, at its sole expense, promptly repair and replace any damage or injury to any wall or support caused by Tenant or its employees, agents, contractors, invitees, licensees, patrons or others under its control. In the event of any such damage or disturbance and at Landlord's discretion, Landlord shall have the right (but not the obligation), upon notice to Tenant, at any given time, to perform such repairs or replacement at Tenant's sole expense, and all expenses incurred by Landlord shall be paid by Tenant, as additional rent, upon demand, together with an administrative charge equal to ten percent (10%) of the amounts thus expended by Landlord. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

(d)
Subject to Tenant's payment of its Proportionate Share of Operating Expenses pursuant to the provisions of Section 2(b). Landlord shall maintain and repair the Common Areas, normal wear and tear excepted. As used in this Lease, “Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and others designated by Landlord using or occupying space in the Building, the Land, or the Project, including, but not limited to, loading docks, walkways, sidewalks and driveways necessary for access to the Building, parking areas, landscaped areas, and any such other areas and facilities within the Project, if any, a.s are designated by Landlord from time to time as Common Areas (exclusive of the roof, foundation and other structural components of the Building), all of which shall be operated and maintained by Landlord in such manner as Landlord, in its discretion, shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas. Landlord shall charge to Tenant, pursuant to Section 2(b), Tenant's Proportionate Share of the costs to maintain and service the Common Areas of the Project and certain other operating expense of the Project (as specified herein) (“CAM Charges”). For purposes of this Lease, CAM Charges shall only include the arms-length and actually incurred costs associated with mowing, landscape maintenance and replacement for the Project; costs to repair and maintain gutters, exterior painting, trees, shrubs, landscaping, parking areas, driveways, sidewalks, curbs, bollards, railings, loading areas, private roads and alleys, interior lighting, utility consumption, hallways, and other areas and improvements of the Common Areas of the Project; costs to maintain, repair, and replace the Building Systems serving the Building (and not exclusively the Premises); and any owner association dues and other amounts assessed against the Premises pursuant to the Permitted Encumbrances (as hereinafter defined), including any amounts assessed against the Premises pursuant to that certain Charleston Trade Center Declaration of Covenants, Conditions, Restrictions and Easements recorded in Book 2782, Page 293, Berkeley County records, as may be amended or modified from time to time. The foregoing notwithstanding, "CAM Charges" shall not include any of the following:

(1)
Capital improvements made to the Land, the Building, or the Project, as applicable, other than the (a) costs for improvements made to the Building or the Project which, although capital in nature, are (i) expected to reduce the normal CAM Charges (including all utility costs) of the Building or Project, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any applicable Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing applicable Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, and (b) except for items which are generally considered maintenance and repair items, such as painting of Common Areas, and the like;

(2)
The cost of installing, operating and maintaining any specialty service, such as daycare, cafeteria, athletic or recreational club;

(3)
The cost of correcting latent defects in the construction of the Building or the Initial Improvements;

(4)
Salaries of officers and executives of Landlord;

(5)
The cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant);

(6)
Hazardous materials remediation costs;

(7)
The cost of any additions to the Building after the original construction;

(8)
The cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy in any leased portion of the Project other than the Premises;

(9)
The cost of any repair in accordance with the casually and condemnation sections of this Lease (excluding the amount of any insurance deductibles);

(10)
Any advertising expenses;

(11)
Any costs representing an amount paid to a corporation related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

(12)
Any expenses for repairs or maintenance which are covered by warranties and service contracts in existence on the Commencement Date;

(13)
Any costs of painting or decorating of any leased premises in the Building, excluding exterior maintenance;

(14)
Charges (including applicable taxes) for electricity, steam and other utilities for which Landlord is entitled to reimbursement from any tenant;

(15)
Interest and penalties due to late payment of any amounts owed by Landlord;

(16)
Costs related to the existence and maintenance of Landlord as a legal entity, except to the extent attributable to the operation and management of the Land. the Building, and/or the Project;

(17)
The cost of any work or service performed for any tenant (including Tenant) at such tenant's cost;

(18)
Repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other tenants or other third parties;

(19)
Interest, amortization or other payments on loans to Landlord;

(20)
Depreciation;

(21)
Leasing commissions;

(22)
Legal expenses for services, other than those that benefit the Project tenants, as applicable (e.g., tax disputes); or

(23)
Renovating or otherwise improving space for leased premises of the Building or the Project, as applicable or vacant space in the Building or the Project.

(e)
If Tenant fails to perform any of its repair, maintenance or replacement obligations as required in this Section within five (5) days after written notice from Landlord (or in case of emergency if those obligations are not completed immediately following such notice), Landlord may perform and satisfy any such obligations (but shall not be obligated to do so), and Tenant shall with respect to such obligations otherwise performed by Landlord, be liable for and pay to Landlord as additional rent the cost of same within five (5) days after written request. The remedies provided in this paragraph are in addition to those provided in any other section of this Lease, and Landlord's exercise of any remedy set forth in this paragraph shall not constitute a waiver by Landlord of Tenant's failure to perform any such repair, maintenance or replacement obligations.

(f)
Subject to the HVAC Compressor Warranty, Tenant shall, at its sole expense, enter into and maintain during the Term of this Lease a regularly scheduled preventive maintenance agreement with a maintenance contractor for regular servicing all HVAC and other associated equipment exclusively serving the Premises. Landlord reserves the right to reasonably approve or disapprove any maintenance agreement and the contractor(s) performing work on the HVAC and other equipment serving the Premises. The preventive maintenance agreement must include all services recommended by the equipment manufacturer and must become effective and a copy thereof delivered to Landlord without demand within thirty (30) days of the date of this Lease.

SECTION 6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements (collectively, “Alternations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior alterations to the Premises if said alterations do not in any way affect the Building's structure or Building Systems, do not exceed the total amount of Twenty-Five Thousand Dollars ($25,000) in the aggregate in any calendar year, and Tenant is not required by applicable Law to obtain a permit to perform such alteration (collectively, “Permitted Alterations”). Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) bas received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them, but thereafter, Landlord shall promptly respond to such request for consent. If the alteration, addition or improvement will affect the Building's structure, or the Building Systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with applicable Law or he adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any Alterations, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all Alterations shall he Landlord's property when installed in the Premises. Notwithstanding the foregoing, upon Tenant's request, at the time Tenant seeks Landlord's consent to an Alteration, Landlord agrees to indicate in writing whether it will require such Alteration to be removed upon the expiration or earlier termination of the Lease, and Tenant shall not be required to remove Permitted Alterations. All work performed by Tenant in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's structure or the Premises. In connection with any such Alterations, other than Permitted Alterations, Tenant shall pay to Landlord an administration fee of 2% of all costs incurred for such work. Before the end of the Term, Tenant shall have the right to remove its trade fixtures provided that Tenant, at Tenant's expense, shall be obligated to repair any damage to the Building caused by such removal (including floor damage and wall damage) and shall be obligated to remove or make flush any bolts in the floor of the Building.

SECTION 7. SIGNS. Tenant shall not place, install or attach any signe.ge, installations to the Premises or the Bui1ding without Landlord's prior written approval (which such approval shall not be unreasonably withheld, conditioned, or delayed). Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or {c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has bad a reasonable opportunity to review them, but thereafter, Landlord shall promptly respond to such request for consent. Subject to all applicable Laws and to Landlord's and all applicable authorities' prior approval of the location, design, size, color, material composition and plans and specifications therefor, Tenant shall have the right, at its sole cost and expense, to add Tenant's name to the building monument sign on the Project (the “Monument Sign”) to the extent Landlord shall install the Monument Sign, such installation being in Landlord's sole and absolute discretion. Prior to the end of the Term, or within five days after this Lease or Tenant's right to possess the Premises has been terminated, Landlord, at Tenant's sole cost and expense, shall remove Tenant's name from the Monument Sign and repair all damage caused thereby and Tenant shall reimburse Landlord promptly upon demand for all reasonable costs related to such removal, repair and restoration work. Subject to all applicable Laws and to Landlord's and all applicable authorities' prior approval of the location, design, size, color, material composition and plans and specifications therefor, Tenant shall have the right to install one (I) exterior sign on the Premises.

SECTION 8. UTILITIES. Landlord agrees to provide, at its sole expense, the connections to the Premises for sewer, water, electricity, natural gas and telephone service; but Tenant shall pay for all charges for water, gas, heat, light power, telephone, sewer, fire sprinklers and all other utilities and services used on or from the Premises, together with any taxes, assessments, deposits, surcharges or other additional charges, penalties or the like pertaining thereto and any repair and maintenance charges for utilities, and Tenant shall furnish all electric light bulbs and tubes and elements. If any such services are not separately metered to Tenant, Tenant shall pay its Proportionate Share of the cost of all charges jointly metered with other tenants of the Building; provided, however, Landlord shall have the right to charge Tenant with a greater share of the cost of such services on an equitable basis to the extent Tenant is using a disproportionately large amount of the services in relation to the other tenants of the Building and/or Project, as determined by Landlord in its reasonable discretion. Landlord reserves the right to cause any of said services to be separately metered to Tenant at Tenant's sole expense. Landlord shall not be liable or pay for any interruption, re-establishment or failure of utility services to the Premises.

Notwithstanding the foregoing, if: (i) any utility service is interrupted; (ii) Tenant notifies Landlord of such interruption in writing (the “Interruption Notice”); (iii) such interruption does not arise in whole or in part as a result of an act or omission of Tenant or its employees agents, or contractors; (iv) such interruption is not caused by a fire or other casualty (v) the utility or service is within Landlord's reasonable control to repair; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy for such interruption shall be as follows: on the (10th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Monthly Base Rent payable hereunder shall be abated on a per diem basis for each day after such ten (10) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date that the Premises become tenantable again.

SECTION 9. INSURANCE.

(a)
During the Term of this Lease, Landlord shall maintain commercial property insurance on the Building and Project (exclusive of any alterations, additions, improvements, and betterments constructed in and about the Premises by or on behalf of Tenant) in an amount not less than the replacement cost thereof. The cost of Landlord's property insurance shall be an Operating Expense for which Tenant will be charged its Proportionate Share pursuant Section 2(b) of this Lease.

(b)
In addition to property insurance, Landlord's insurance shall include commercial general liability insurance (including contractual liability insurance) naming Tenant an additional insured, against any and all claims for bodily injury or death and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises and such insurance as is generally maintained in the Charleston, South Carolina industrial lease market. Such commercial general liability insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such commercial general liability insurance shall be primary and noncontributory to any insurance available to Tenant, and Tenant's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Landlord under this Lease and in no event shall such policies be written on a claims-made basis. Landlord's insurance may include such other insurance as reasonably determined by Landlord or any mortgagee of Landlord. The cost of such insurance shall be an Operating Expense for which Tenant will be charged its Proportionate Share pursuant Section 2(b) of this Lease.

(c)
Tenant shall, during the Term (and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises), procure at its expense and keep in force the following insurance:

A.
Commercial general liability insurance, naming Landlord, its management company, and its lender as additional insureds (including contractual liability insurance) on ISO Form CG 20 11 04 13 (Additional Insured - Managers or Lessors of Premises) or equivalent additional insured form, against any and all claims for bodily injury or death and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and noncontributory to any insurance available to Landlord, and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease and in no event shall such policies be written on a claims-ma.de basis.

B.
Property insurance on ISO Form CP 10 30 (Causes of Loss-Special Form), or its equivalent, for 100% of the replacement cost of Tenant's furniture, fixtures, equipment, inventory, and other business personal property located in or about the Premises, and in addition, coverage by endorsement or otherwise for flood, wind, earthquake, terrorism and equipment breakdown (if applicable), and business income and extra expense coverage for at least twelve (12) months of Tenant's income and expenses.

C.
Workers' compensation insurance with the statutory limits under the Laws in the state in which the Premises are located (if state has no statutory limits, then $1,000,000), and employers' liability insurance in an amount of not less than $1,000,000 per accident for bodily injury and $1,000,000 per employee/aggregate for disease. Each such policy must be endorsed to waive the insurance carrier's right of subrogation against Landlord.

D.
Hired auto and non-owned auto liability of One Million Dollars ($1,000,000) per accident with no annual aggregate, and, if Tenant (or whoever the contract is with) owns any automobiles a( any time during the Tenn, owned-auto liability of One Million Dollars ($1,000,000) per accident with no annual aggregate must also he maintained. This policy must be endorsed to waive the insurance carrier's right of subrogation against Landlord.

E.
Such other insurance as Landlord deems reasonably necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant and Landlord shall be with companies rated A

:X or better in the most current issue of A.M. Best's Insurance Ratings Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $10,000. Certificates of insurance shall be delivered to Landlord or Tenant, as applicable, prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord or Tenant, as applicable, at least thirty (30) days prior to any cancellation or material change to the insurance coverage.

1n the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

(d)
Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy th.at covers the Premises, the Building, the Project, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by worker's compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

SECTION 10. CASUALTY DAMAGE.

(a)
As and when known to Tenant and not known to Landlord, Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by fire or other casualty or so damaged by fire or other casualty that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed within ninety (90) days after the date of such casualty, then Tenant may terminate this Lease by delivering to Landlord written notice thereof within thirty (30) days after such damage, effective upon the date such damage occurred, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant or Landlord which accrued before this Lease is terminated, but in all events Rental shall abate from the date of such casualty. Time is of the essence with respect to the delivery of such notices. If the Premises or the Building are totally destroyed by fire or other casualty or so damaged by fire or other casualty that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed within one hundred eighty (180) days after the date of such casualty, then Landlord may terminate this Lease by delivering to Tenant written notice thereof within thirty (30) days after such damage, effective upon the date such damage occurred, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant or Landlord which accrued before this Lease is terminated, but in all events Rental shall abate from the date of such casualty. Time is of the essence with respect to the delivery of such notices.

(b)
Subject to Section l0(c), if this Lease is not terminated under Section 10(a), then Landlord shall promptly and with due diligence restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the “Repair Period”), then the Rental for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period. If Landlord fails to complete repairs to the Premises within ninety (90) days of the date of the casualty, subject to Force Majeure delays, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such ninety (90) day period and prior to Landlord's substantial completion of such repairs.

(c)
If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below), then Landlord may terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after such destruction or damage, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant or Landlord which accrued before this Lease is terminated, but in all events Rental shall abate from the date of such casualty.

SECTION 11. LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE.

(a)
Tenant agrees to indemnify, defend and hold Landlord, its mortgagees and property management company, and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, shareholders, members, managers, partners, agents, employees, contractors, and representatives, along with Landlord's invitees, licensees, and visitors (collectively, “Landlord Protected Parties”) harmless from and against all claims, actions, suits, losses, liabilities, damages, fines, penalties, liens, judgments, settlements, proceedings, costs, fees, and expenses (including reasonable attorney's fees and court or other costs) (collectively, “Loss”) arising out of, resulting from, or relating to any of the following: (i) any bodily injury, personal injury, death, or damage to property (including any loss of use thereof)

(“Injury”) occurring in, about, or from the Premises, the Building, the Land, or the Project as a result of, caused by, or relating to, whether in whole or in part, any (a) act or omission of Tenant, its employees, agents, contractors, patrons, invitees, licensees, or others under its control, or (b) occurrence in, about, or from the Premises (including without limitation any such act, omission or occurrence associated with Tenant's work and use or occupancy of the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises); and (ii) any Injury arising out of, resulting from, or relating to any breach or default by Tenant under this Lease.

(b)
Landlord agrees to indemnify, defend and hold Tenant, its mortgagees and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, shareholders, members, managers, partners, agents, employees, contractors, and representatives, along with Tenant's invitees, licensees, and visitors (collectively, “Tenant Protected Parties”) harmless from and against all Loss arising out of, resulting from, or relating to any of the following: any bodily injury, personal injury, death, or damage to property (including any loss of use thereof) (“Injury”) occurring in, about, or from the Premises, the Building, the Land, or the Project (a) as a result of, caused by, or relating to, whether in whole or in part, any gross negligence or willful misconduct of Landlord, its employees, agents, contractors, patrons, invitees, licensees, or others under its control, or (b) arising out of, resulting from, or relating to any breach or default by Landlord under this Lease.

(c)
Except to the extent the result of, caused by, or relating to, whether in whole or in part, any gross negligence or willful misconduct of Landlord, its employees, agents, contractors, patrons, invitees, licensees, or others under its control, or arising out of, resulting from, or relating to any breach or default by Landlord under this Lease, Landlord and Landlord Protected Parties shall not be liable or responsible to Tenant or its employees for any bodily injury, personal injury, death, or damage to property (including loss of use thereof) sustained by Tenant or its employees (or any persons claiming through Tenant or its employees) caused by, arising out of, or relating to any of the following: (1) any occurrence, event, condition, or defect in or upon the Premises; (2) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty; (3) any steam, fire, sewage, sewage gas, odors, roof leaks, gas, oil, water, rain, snow, or frost that may leak into, or issue or flow from, any part of the Premises from (i) drains, (:ii) gutters, (iii) down spouts, (iv) water, gas, sewer, or steam pipes, (v) plumbing, or (vi) any other place or area; (4) the breaking, bursting, stopping, leaking, failing, or disrepair of or defect in any pipes, faucets, and windows, or of the HVAC system, electrical system, or other system; (5) the falling of any wall fixture, plaster, or ceiling materials; (6) the exercise of any rights by Landlord under the terms of this Lease; (7) events of Force Majeure (as defined below); (8) vandalism, theft, or other acts or omissions of any other parties including without limitation, other tenants, contractors and invitees at the Project or of any occupant of any property adjoining the Project; and (9) any interference with, interruption of or failure beyond the control of Landlord.

(d)
NOTWITIISTANDJNG ANYTIIING CONTAINED IN THIS LEASE TO THE CONTRARY, LANDLORD (AND ITS AFFILIATES, PROPER1Y MANAGERS AND MORTGAGEES) AND TENANT (AND ITS AFFILIATES) HEREBY WAIVE ANY RIGHTS EACH MAY HAVE AGAINST THE OTHER ON ACCOUNT OF ANY LOSS OF OR DAMAGE TO THEIR RESPECTIVE PROPER1Y, THE PREMISES, ITS CONTENTS, OR OTHER PORTIONS OF THE BUTLDJNG, PROJECT, OR COMMON AREAS ARISING FROM ANY RISK WHICH TS REQUIRED TO BE INSURED AGAINST BY SECTIONS 9(a), 9(c)(B), and 9(c)(C) ABOVE. THE SPECIAL FORM PROPERTY INSURANCE POLICIES AND WORKER'S COMPENSATION INSURANCE POLICIES MAINTAINED BY LANDLORD AND TENANT AS PROVIDED TN THIS LEASE SHALL INCLUDE A WAIVER OF SUBROGATION BY THE INSURANCE COMPANY AGAINST LANDLORD AND IBNANT, AS APPLICABLE.

SECTION 12. USE.

(a)
The Premises are leased for the purpose of, and shall be used and occupied for general warehousing, distribution and ancillary offices (the “Permitted Use”), and for no other purpose. The Premises shall not be used for any unlawful purpose nor in any manner creating a public or private nuisance or trespass. Neither sidewalks nor loading docks nor any other area outside the Premises shall be used for sale, storage or display in any manner whatsoever, without the prior written consent of Landlord, not to be unreasonably withheld. Tenant shall be solely responsible for complying with all Laws applicable to its use, occupancy, and condition of the Premises, except for the obligations of Landlord otherwise set forth in this Lease. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

(b)
Tenant and Tenant's agents, employees, contractors, licensees, and invitees will comply fully with all requirements of the rules and regulations of the Building and/or Project and related facilities which are attached hereto as Exhibit D, and made a part hereof as though fully set out herein. Landlord shall at all times have the right to reasonably change such rules and regulations or to promulgate other reasonable rules and regulations in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and/or Project and related facilities or premises, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the agents, employees, contractors, licensees, and invitees of Tenant. Notwithstanding the foregoing, no rules and regulations adopted by Landlord shall materially modify the terms and conditions of this Lease.

(c)
Tenant, at its sole expense, shall use and occupy the Premises in compliance with all Laws, including, without limitation, the Americans with Disabilities Act of 1990, and its implementing regulations, as amended or supplemented from time to time, including the ADA Amendments Act of 2008, and all similar applicable state and local laws, rules and regulations (“ADA”) orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises. The Premises shall not be used as a place of public accommodation under the ADA or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at Tenant's sole expense, make any alterations or modifications, inside or outside the Premises that are required by Law related to Tenant's use or occupation of the Premises. The foregoing notwithstanding, Landlord shall bear the risk of complying with the ADA in the Common Areas and with respect to the Premises (subject to reimbursement as set forth in Exhibit C) other than compliance that is necessitated by Tenant's specific use of the Premises or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant)

SECTION 13. INSPECTION. Landlord and Landlord's agents and representatives may enter the Premises during business hours upon no less than twenty-four (24) hours prior written notice, except in the event of an emergency, to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term but only if Tenant bas not exercised its applicable Renewal Option, if any) tenants; provided, however, that the exercise of such rights by Landlord (i) shall not unreasonably interfere with Tenant's occupancy of the Premises or the conduct of its operations therein, (ii) Tenant shall have the right to have a representative of

Tenant accompany Landlord's agents and representatives during such entry into the Premises, and (iii) shall be in compliance with all other safety protocols implemented by Tenant including without limitation the requirement of all persons to wear masks ((i) - (iii), collectively, “Tenant’s Safety Protocols”). During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available for lease, but only if Tenant has not exercised its applicable Renewal Option, if any.

SECTION 14. ASSIGNMENT AND SUBLETTING.

(a)
Tenant shall not, without the prior written consent of Landlord, not to be unreasonably withheld, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity, other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 14(a)(l) through 14(a)(6) being a “Transfer”). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer, not to exceed $1,000. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant (or any guarantor of its obligations hereunder) from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Landlord shall not unreasonably withhold, condition, or delay its consent to a Transfer.

(b)
In the event of the assignment of this Lease or sublease of all or any portion of the Premises where the rental reserved in the assignment or sublease exceeds the rental or the pro-rata portion of the rental, as the case may be, for such space reserved in this Lease, Tenant shall pay the Landlord monthly, as additional rent, at the same time and at the same place as the monthly installments of rent hereunder, fifty percent (50%) of the excess of the rental reserved in the assignment or sublease over the rental reserved in this Lease applicable to the assigned or subleased space, after deducting the following costs and expenses for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess): (1) brokerage commissions and reasonable attorneys' fees; (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) the costs of any inducements or concessions given to the subtenant or assignee.

(c)
Notwithstanding the foregoing, Tenant may, without the consent of Landlord make any of the following Transfers (each a “Permitted Transfer” and each to a “Permitted Transferee”):

(i)
An assignment of this Lease to any Affiliate of Tenant which shall (i) Control; (ii) be under the Control of; or (iii) be under common Control with Tenant. As used herein, “Control” shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute, or according to the provisions of a contract;

(ii)
An assignment of this Lease to any person or entity with creditworthiness and net worth equal to the greater of (i) that of Tenant as of the Effective Date of this Lease and (ii) that of Tenant at the time of the assignment;

(iii)
An assignment of this Lease to any entity which is a successor to Tenant either by merger or other consolidation of Tenant;

(iv)
A public offering of Tenant;

(v)
A pledge by any direct or indirect parent of Tenant of its interests in Tenant;

(vi)
A sale of all or substantially all the assets of Tenant or its direct or indirect parent, Affiliate, or a Related Entity; or

(vii)
A sublease a portion of the Premises to an Affiliate of Tenant.

For purposes hereof, the term “Affiliate(s)” shall mean any partners, joint venturers, shareholders, parent company, subsidiary, property managers, directors, officers of a Person or entity, or any entity that directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person or entity.

Following any Permitted Transfer, Tenant (or any guarantor of its obligations hereunder) shall not be released from performing its obligations under this Lease, but rather Tenant and the Permitted Transferee shall be jointly and severally liable therefor.

SECTION 15. CONDEMNATION. If more than 50% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”) and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case Rental shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 10% of the Premises are subject to a Taking or (b) more than 10% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the Rental payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In addition, Tenant may terminate the Lease by written notice given within thirty (30) days of the Taking if the portion of the Parking Areas remaining following such Taking plus any additional parking area provided by Landlord in reasonable proximity to the Building shall be less than seventy percent (70%) of the Parking Areas immediately prior to the Taking or the minimum amount required by applicable Law with respect to Tenant's occupancy of the Premises. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Premises. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill, moving costs, for the taking of Tenant's trade fixtures, or other claims Tenant may have, if a separate award for such items is made to Tenant, and Tenant shall have the right to separately pursue such c1aim.

SECTION 16. SURRENDER OF PREMISES; HOLDING OVER.

(a)
No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord at least one key for each lock to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Project by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall be required to remove only such alterations, additions, improvements, fixtures, equipment, furniture, and other property as Landlord has previously requested be removed, pursuant to Section 6 here in above, and not Permitted Alterations. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure. All work required of Tenant under this Section 16(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16(a).

(b)
If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 125% of the daily Monthly Base Rent payable during the last month of the Term for the first 90 days of such holding over and thereafter 150% of the daily Monthly Base Rent payable during the last month of the Term, even if Landlord consents to such holdover, unless Landlord agrees otherwise in writing. Additionally, if Tenant has not vacated the Premises by the date that is 30 days after the expiration of the Term, Tenant shall be liable to Landlord for all costs, losses, claims, or liabilities (including attorneys' fees) that Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the expiration or earlier termination of the Lease, including but not limited to Landlord's loss of rental income from one or more tenants for the Premises. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant. The obligations contained in this Section 16(b) shall survive the expiration or earlier termination of this Lease.

SECTION 17. QUIET ENJOYMENT.

Provided Tenant has fully performed its obligations under this Lease and subject to the Permitted Encumbrances (as hereinafter defined), Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

SECTION 18. EVENTS OF DEFAULT.

Each of the following events shall constitute an “Event of Default” under this Lease:

(a)
Tenant fails to pay any rent when due or any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure continues for a period of five days from the date that Tenant receives written notice of such default (provided that Landlord shall not be obligated to provide more than one (1) such notices in any twelve (12) month period).

(b)
The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is involuntary filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

(c)
Tenant abandons the Premises or suffers this Lease to be seized or otherwise taken under any levy, turnover order, writ of execution or any other order, decree, writ or judgment.

(d)
Tenant fails to discharge any lien placed upon the Premises in violation of Section 21 within 30 days after any such lien or encumbrance is filed against the Premises.

(e)
Tenant fails to maintain the insurance required by Section 9.

(f)
Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for 30 days after written notice thereof to Tenant; provided that such period shall be extended for an additional 30 days if the cure is not reasonable curable within a 30 day period and Tenant is pursuing such cure with all reasonable diligence.

SECTION 19. REMEDIES.

(a)
Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1)
Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b), and (C) an amount equal to (i) the present value (using a discount rate equal to the 90 day U.S. Treasury Bill rate at the date of such determination) of the total Rental that Tenant would have been required to pay for the remainder of the Term, calculated as if the Term expired on the date set forth in Section 1(b), minus (ii) the then present fair rental value (using a discount rate equal to the 90 day U.S. Treasury Bill rate at the date of such determination) of the Premises for such period; or

(2)
Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period or if Landlord is unable to relet the Premises, then diminished by the then present fair rental value (using a discount rate equal to the 90 day U.S. Treasury Bill rate at the date of such determination) of the Premises for the remainder of the Term, calculated as if the Te.rm expired on the date set forth in Section 1(b). To the extent required by applicable South Carolina Law, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole discretion reasonable determined (including a term different than the Term, rental concessions, and alterations to, and improvement of, the Premises) provided, however, in no event shall Landlord be obligated to relet the Premises before leasing other portions of the Building or the Project. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Tenn. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section l 9(a)(2). If Landlord elects to proceed under this Section l 9(a)(2), it may at any time elect to terminate this Lease under Section 19(a)(l).

(b)
Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (l) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premise and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

(c)
If Landlord fails in the performance of any of Landlord's obligations under this Lease and such failure continues for thirty (30) days after Landlord's receipt of written notice thereof from Tenant (and an additional reasonable time after such receipt if (A) such failure cannot be cured within such thirty (30) day period, and (B) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have under this Lease or otherwise at law or in equity, including without limitation all rights of Tenant under Section 4(d) hereinabove (subject to Tenant's compliance with such Section).

SECTION 20. MORTGAGES.

(a)
This Lease shall he subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lell9e, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord's Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may he) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 20 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten business days after request therefor, execute any instruments that may be reasonably required by any Landlord's Mortgagee and reasonably acceptable to Tenant to evidence the subordination of this Lease to any such Mortgage or Primary Lease, and Tenant shall be entitled to negotiate the terms and conditions of the same with Landlord's Mortgagee. Notwithstanding the foregoing, the subordination of this Lease and Tenant's obligation to subordinate to any Mortgage or Primary Lease shall be subject to receipt of a Nondisturbance and Attornment Agreement, reasonably acceptable to Tenant, and Tenant shall not be obligated to execute any document which alters any material provision of the Lease.

(b)
Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder, which shall not exceed the cure periods provided to Landlord under this Lease.

SECTION 21. ENCUMBRANCES.

Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

SECTION 22. NOTICES.

Each provision of this ins1rument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

(a)
All Rental shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rental shall not be deemed satisfied until such Rental has been actually received by Landlord.

(b)
All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)
Any written notice or document required or permitted to be delivered hereW1der shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) two business days after deposit in the United States Mail, postage prepaid, Certified Mail, (3) on next business day after deposit with a recognized national overnight delivery service properly addressed and designated (with all charges paid) for next day delivery, or (4) receipt by facsimile transmission provided that delivery is also made by one of the other methods provided for in this subparagraph (c), in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord bas attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

(d)
For purposes hereof, the Landlord address shall be:

c/o The Keith Corporation

4500 Cameron Valley Parkway, Suite 400

Charlotte, NC 28211

Attn: Ken Beuley and Greg Keith

(704) 365 0733 fax

(e)
For purposes hereof, the Tenant address shall be:

Thorne Research, Inc.

620 Omni Industrial Blvd.

Summerville, SC 29486

Attn: Kim Pearson and Tom McKenna

SECTION 23. HAZARDOUS WASTE.

(a)
The term “Hazard Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, THE removal of which is required or the use of WHICH is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord (such approval Landlord may withhold in its sole and absolute discretion); (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing (such approval Landlord may withhold in its sole and absolute discretion); (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and a11 required cleanup procedures shall he diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnity shall not include any Hazardous Materials that were located at the Premises, the Building, Land, or the Project on the Commencement Date, nor any Hazardous Materials placed on the Premises, the Building, the Land, or the Project by Landlord, its employees, agents, or contractors, or any other tenants or third parties. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS' s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises ends. Unless expressly identified on Exhibit F to this Lease, as of the date hereof, there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provisions and none shall exist unless and until approved in writing by Landlord (such approval Landlord may withhold in its sole and absolute discretion); the foregoing notwithstanding, the “Permitted Activities” and “Permitted Materials” as listed on Exhibit F to this Lease are hereby approved by Landlord as “Permitted Activities” and “Permitted Materials”. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 23, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

(b)
Landlord, at its sole cost and expense, shall provide Tenant with a copy of the Phase I Environmental Site Assessment obtained by Landlord (the “Assessment”). To the actual present knowledge of Landlord, without inquiry or investigation, and except as set forth in the Assessment, Landlord represents and warrants that it has there has not been any use, storage, treatment, disposal or transportation of Hazardous Substances which has occurred upon the Premises prior to the date hereof. To the actual knowledge of Landlord, without inquiry or investigation, and except as set forth in the Assessment, Landlord additionally represents and warrants that no release, leak, discharge, spill, disposal or emission of Hazardous Substances has occurred upon or under the Premises and that the Premises are free of Hazardous Substances as of the date hereof.

SECTION 24. NO OFFER.

The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

SECTION 25. NO WARRATIES.

EXCEPT FOR THE WARRANTIES, REPRESENTATIONS, AND COVENANTS MADE BY LANDLORD IN THIS LEASE, INCLUDING WITHOUT LIMITATION AS SET FORTH IN SECTIONS 1, 4, 5, 23(B), AND 33 HEREOF, TENANT ACKNOWLEDGES THAT (I) IT ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE PREMISES AND THE BUILDING, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITII RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE TIIE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO TIIIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTIIERWISE EXPRESSLY SET FORTH IN TIIIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT

EXTEND BEYOND THE DESCRIPTION OF TIIE PREMISES.

SECTION 26. EXCULPATION.

Tenant agrees that Tenant shall look solely to Landlord's interest in the Premises, Land, Building, and Project for the satisfaction of any claim, judgment, decree, decision, or ruling lawfully requiring the payment of money by Landlord, and no other property or assets of Landlord, its officers, directors, agents, employees, partners, owners, shareholders, successors, assigns or legal representatives, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction, decree, decision or ruling, nor shall any of the foregoing individuals or entities have any liability, whether jointly, individually or derivatively, for any obligation of or any claim against Landlord. For purposes of this Section 26, “Landlord’s interest in the Premises, Land, Building, and Project” shall include: (i) the unencumbered proceeds of sale received upon execution of a judgment in favor of Tenant and levy thereon against the right, title, and interest of Landlord in the Premises, Land, Building, and/or Project; (ii) the unencumbered rents or other income from the Premises, Land, Building, and Project receivable by Landlord; (iii) the unencumbered consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises, Land, Building, and Project; and (iv) the unencumbered proceeds of insurance or condemnation.

SECTION 27. ESTOPPELS.

Within thirty (30) days unless Landlord is in the process of selling the Building or the Project or obtaining financing, in which case within ten (10) business days) after written request from Landlord, Tenant shall execute, acknowledge, verify and deliver to Landlord written statements certifying that this Lease is in full force and effect (and, if there has been a modification thereof, that the same is in full force and effect as modified), that there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof), the date to which any rent or other charges have been paid in advance, if any, that all tenant finish allowances and related costs owed by Landlord have been paid in full (or, if not, the specific amount owed) and such other matters as Landlord may, in its reasonable discretion request. It is understood and agreed that Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. In addition, within thirty (30) days after written request from Tenant, Landlord shall execute, acknowledge, verify and deliver to Tenant written statements certifying that this Lease is in full force and effect (and, if there has been a modification thereof, that the same is in full force and effect as modified), that there are no uncured defaults on the part of Tenant (or if any such default exists, the specific nature and extent thereof), the date to which any rent or other charges have been paid in advance, if any, and such other matters; as Tenant may, in its reasonable discretion request.

SECTION 28. FINANCIAL STATEMENTS.

Within twenty (20) days after written request, Tenant shall furnish to Landlord a copy of Tenant's financial statements (i.e., balance sheet, income statement, cash flow statement, statement of changes in financial position and tax returns) as of the most recently closed period and as of the end of or for Tenant's last fiscal year (and if so requested by Landlord, financial statements of the two (2) years prior to the current financial statement year), which annual financial statements shall be prepared in accordance with sound accounting principles, certified (as to accuracy and completeness) by Tenant's chief financial officer or a certified public accountant, and, if it is the normal practice of Tenant to have its financial statements audited, such financial statements shall be audited by an independent certified public accountant. If Tenant's annual financial statements are not audited by an independent certified public accountant for a particular fiscal year, Tenant shall deliver, in lieu thereof, annual financial statements (i.e., balance sheet, income statement, cash flow statements, statement of changes in financial position., and tax returns) prepared in accordance with sound accounting principles, certified (as to accuracy and completeness) by Tenant's chief financial officer or reviewed by an independent certified public accountant. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord's Mortgagee or prospective mortgagees or purchasers of the Building; or (2) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 28 more than once in any twelve (12) month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs, but in any event, unless an Event of Default has occurred, no more than two (2) times per twelve (12) month period.

SECTION 29. OFAC.

Landlord and Tenant each certify to the other as follows, as applicable to such party: (1) Landlord or Tenant, respectively, is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated Nationals and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, role, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (2) Landlord or Tenant, respectively, is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Landlord and Tenant each agree to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing certification. The indemnity contained in this paragraph shall survive the expiration or earlier termination of this Lease.

SECTION 30. MISCELLANEOUS.

(a)
Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and “Law” shall mean any of the foregoing; and “including” shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. The section headings or titles used in this Lease are for convenience only, and shall not define, limit, extend or interpret the scope of this Lease or any particular paragraph or provision of this Lease.

(b)
Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and the Project, and as long as such transferee or assignee has assumed, in writing, the Landlord's obligations under this Lease, the transferring landlord shall have no further liability hereunder accruing after the date of such transfer.

(c)
Each party shall furnish to the other, promptly upon demand, a corporate or company resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(d)
Landlord and Tenant shall not be required to perform any term, condition or covenant of this Lease so long as the performance or nonperformance of the term, condition, or covenant is delayed, hindered, or prevented by Force Majeure; provided, however, that in no event shall an event of Force Majeure be construed to excuse or extend the due date for any installment or payment of Rental or any other amount due hereunder by any party hereto. For purposes of this Lease, “Force Majeure” means strikes; lock-outs; boycotts; sit-downs; shortage of material or labor; laws or regulations or restrictions imposed by any governmental authority, including without limitation required closures or other similar measures due to public health emergency, pandemic, or epidemic (including without limitation the COVID- 19 pandemic); failure, refusal or delay by governmental entities in the issuance of permits, approvals and/or authorizations; unusual transportation delay; riots; floods; washouts; explosions; earthquakes; fire, or other casualty; storms; weather (including wet grounds or inclement weather which prevents construction); acts of terrorism and public enemy (whether threatened or actual);wars; insurrections; acts of God; public health emergency or pandemic or epidemic (including but not limited to the COVID-19 pandemic) or any other cause whatsoever beyond the control of Landlord or Tenant, as applicable.

(e)
This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge th.at no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(f)
All obligations of Tenant or Landlord hereunder not fully performed by the end of the Term shall survive.

(g)
If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h)
All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(i)
Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease except CBRE (Tenant’s broker) and Jones Lang LaSalle (Landlord's broker), which the Landlord agrees to pay pursuant to a separate written agreement between the parties. Except for the brokers disclosed in the foregoing sentence, Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(j)
The use and occupancy of the Premises are subject to the terms and conditions of the encumbrances listed on Exhibit C attached hereto (collectively, the “Permitted Encumbrances”). Tenant, by its execution of this Lease, acknowledges that its use and occupancy is subject to each of the Permitted Encumbrances and agrees to comply with all terms and conditions of the Permitted Encumbrances. Except as expressly otherwise set forth in this Lease, Landlord makes no representation or warranty, express or implied, as to the Permitted Encumbrances.

(k)
Tenant shall not record this Lease, unless expressly approved by Landlord in writing. Within five (5) days after written request by Tenant, Landlord shall join Tenant in the execution of a memorandum or "short form" of this Lease for the purposes of recordation. The memorandum shall describe the parties, the Premises, and the Term of this Lease, and shall incorporate this Lease by reference.

(l)
Time is the essence with respect to the performance of each of the payments, covenants and agreements in this Lease.

(m)
The laws of the State of South Carolina shall govern the validity, performance,

interpretation and enforcement of this Lease and all claims, suits, demands and actions relating to, in connection with and arising from this Lease and its subject matter, and all such claims, suits, demands and actions shall be made and brought in the County of the state of South Carolina in which the Building is located.

(n)
Tenant shall not disclose any terms of this Lease to other tenants in the Building and the Project or to the general public.

(o)
This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Lease and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Lease had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Lease is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature. If this Lease has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

(p)
Simultaneously with the execution of this Lease, Tenant has paid to Landlord a security deposit in the amount of $51,975.00 (the "Security Deposit"). The Security Deposit shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Landlord. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to cure any Event of Default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon ten days' written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be returned by Landlord to Tenant upon expiration of the term of this Lease.

SECTION 31. PARKING.

Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord that are included in the red outline shown on Exhibit A-1 attached hereto, which shall, at a minimum, include 75 parking spaces (the “Parking Areas”). In no event will Tenant, its employees, agents, contractors, licensees, invitees or guests be entitled or have the right to use any parking spaces other than those parking spaces outlined in red on Exhibit A-1, and Tenant shall be responsible to ensure the compliance of this restriction. Landlord shall use reasonable efforts to prevent other tenants of the Project and third parties from using the Parking Areas. Tenant agrees not to overburden the parking facilities in the Common Areas and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the Parking Areas by Tenant, or any of Tenant's employees, agents, contractors, licensees, invitees or guests, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Project. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

SECTION 32. WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding any provision of this Lease to the contrary, in no event will either Landlord or Tenant be liable to the other party for consequential, special, indirect or punitive damages, lost profits, lost revenues, lost business opportunities or the like; provided, however, that this Section 32 shall not limit Landlord's remedies under Section 16(b).

SECTION 33. LANDLORD'S REPRESENTATIONS.WARRANTIES. AND COVENANTS. Anything to the contrary contained herein notwithstanding, Landlord hereby represents and warrants to, and covenants with, Tenant the following:

(a)
Landlord has fee simple title to the Premises, the Building, the Land, and the Project;

(b)
No consent of any third party is required (or if required, will be obtained by Landlord prior to the Commencement Date) in connection with Landlord's lease of the Premises to Tenant hereunder;

(c)
As of the date hereof, Landlord h no knowledge of any current, pending or threatened condemnation, annexation, or similar proceeding affecting the Premises, the Building, the Land, or the Project or any portion thereof, nor bas Landlord knowledge that any such actions are presently contemplated;

(d)
Intentionally omitted;

(e)
The Building and the Premises shall, as of the Commencement Date, be in compliance with all Laws, including the ADA, and in good working order;

(f)
The Premises, the Building, the Land, and the Project shall have on the Commencement Date and at all times during the term of this Lease, have vehicular and pedestrian access either (i) directly to the Building by paved public roadway adjacent to, abutting, and connecting to the Land or (ii) directly to the Building through a perpetual easement area intended to provide access over a paved private roadway through and over any privately owned lands all the way to connect to a public roadway, in either instance together with appropriate curb cuts onto such roadways to provide reasonable vehicular access to and from the Tenant;

(g)
The Permitted Encumbrances do not materially restrict the Permitted Use contemplated under this Lease;

(h)
As of the Commencement Date, the HVAC and all other Building Systems shall be in good working order and condition; and

(i)
Landlord shall not have the right to relocate Tenant or the Premises to any other portion of the Building or the Project.

SECTION 34. RIGHT OF FIRST NOTICE. Subject to then-existing renewal or expansion options of other tenants (or, even if not a right under such tenant's lease, the renewal of a lease of any tenant by Landlord for the Available Space (hereinafter defined)) (“Prior Rights”), and provided no Event of Default then exists, Landlord shall, prior to marketing the same to the general public, :fin.t notify Tenant of any space in the Building contiguous to the Premises which becomes available during the Term (the “Available Space”).

For the avoidance of doubt, the right of first notice wider this Section 34 is only a limited right to receive notice that the Available Space is available before marketing the Available Space to the general public and shall not constitute a right of first refusal or right of first offer with respect to the Available Space.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Tenant and the Landlord have executed this Lease as of the date and year written above.

LANDLORD:

SRE TKC CHARLESTON IV, LLC

a Delaware limited liability company

By:/s/ Kenneth R. Beuley (SEAL)

Name: Kenneth R. Beuley

Title: Manager

TENANT:

THORNE RESEARCH, INC.

a South Carolina coporation

By:/s/ Thomas P. McKenna (SEAL)

Name: Thomas McKenna

Title: Chief Operating Officer

Attachments:

Exhibit A – Description of Land

Exhibit A-1 – Description of Premises

Exhibit B – Work Letter

Exhibit B-1 – Scope of Landlord’s Work

Exhibit B-2 – Scot Wall and Roof Decking

Exhibit C – Permitted Encumbrances

Exhibit D – Rules and Regulations

Exhibit E – Commencement Date Certificate

EXHIBIT A

Description of Land

TMS Number 220-00--02-142.

ALL that certain lot or parcel of land, situate, lying and being in Berkeley County, South Carolina, and shown as Tract SA on that certain Plat entitled "Corrective Plat of the Subdivision of Tract 5 Charleston Trade Center Containing 36.91 Ac. To Create Tract 5A (12.89 Ac.) and Tract SB (24.02 Ac.)", which Plat is recorded in Plat CABT, Page 20a, in the Office of the Register of Deeds for Berkeley County, to which reference is hereby craved for a more complete description.

Derivation: Deed from SRE TKC Charleston Land, LLC, a Delaware limited liability company, to SRE TK.C Charleston N, LLC, a Delaware limited liability company, dated January 25, 2020, effective as of November 30, 2020, and recorded in Book 2938, Page 264.

Prior Deed: Being a portion of the same property conveyed to SRE TKC CHARLESTON LAND, LLC by Deed from (i) HLIT N SC-1, L.P., a Delaware limited partnership, dated January 27, 2016 and recorded January 28, 2016 in Book 2100 at Page 165 in the ROD Office for Berkeley County and (ii) HLIT N SC- 2, L.P., a Delaware limited partnership, dated January 27, 2016 and recorded January 28, 2016 in Book 2100 at Page 177 in the ROD Office for Berkeley County.

EXHIBIT A-1

Floor Plan

EXHIBITB

Landlord Work Letter

Landlord shall diligently construct the improvements described on the scope of work and space plan attached to this Exhibit B (the “Plans”) (the “Initial Improvements”) and shall cause the Initial Improvements to be substantially complete on or before May 1, 2021 (subject to Force Majeure and Tenant Delays). If Landlord fails to cause the Initial Improvements to be substantially completed on or before May 1, 2021 (subject to Force Majeure and Tenant Delays), then Tenant's sole right and remedy for Landlord's failure to cause the Initial Improvements to be substantially completed by May l, 2021 (subject to Force Majeure and Tenant Delays), shall be to receive as liquidated damages a rent credit equal to: for the first seven (7) days of any such failure, $500 per day W1til the Initial Improvements are substantially completed; for the next seven (7) days of any such failure, $1,000 per day until the Initial Improvements are substantially completed; and thereafter, $1,500 per day until the Initial Improvements are substantially completed.

The term “substantial completion” or “substantially completed” shall mean that a temporary certificate of occupancy (or its equivalent) has been issued for the Initial Improvements. Within ten days after the Commencement Date, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use commercially reasonable efforts to complete such items within 30 days after it receives such notice.

“Tenant Delays” shall mean (i) any delay in the performance of the Initial Improvements to the extent caused by changes to the Plans requested by Tenant, and (ii) any delay in completion of the Initial Improvements caused by Tenant or Tenant's contractors. The Commencement Date shall be accelerated by the number of days the achievement of the Commencement Date is delayed as the result of Tenant Delays.

EXHIBIT B-1

Scope of Landlord's Work

SCOPE OF WORK {to be completed using Building standard materials):

1)
75 Auto Parking Spaces
2)
Office Area of Approximately 2,500 - 3,000 SF Office Area to include training room, locker room, break room, restrooms and open bull pen area. Area to consist of:
a.
Men's and women's restrooms shall each have three stalls and three sinks.
b.
Two private offices
c.
Large open area for Locker room to change into steel toe shoes w/ bench, and clock in stations (we will have ipads)
d.
Breakroom with sink, fridge water-line and countertop
3)
LED Lighting to 30 Footcandles. Bulbs shall be shatter proof or food-grade cover installed
4)
Five Forklift Battery Charging Stations
5)
Six 35,000 lb dock levelers to include dock seals and sweeps 6} Quad outlet, dock lights at each dock with leveler
6)
One 12' x 14) drive indoor
7)
All dock doors to have door sweeps
8)
All dock doors to be insulated
9)
Concrete joints filled with MM:80
10)
100% HVAC to maintain temperature of less than 80 degrees in the summer and above 60 in the winter with relative humidity under 50%.
11)
Walls and roof deck to be insulated similar to the scope attached hereto as Exhibit B-2
12)
Scrubber Dump Station
13)
Electrical infrastructure to include:
a.
Five Forklift Battery Charging Stations
b.
Thirty Quad-Outlets to support sixty computer, printer and scanner charging stations. Location to be mutually agreed to
c.
Electrical wiring for four picking line. Each line requires two circuits that are 120 VAC and 20AMP.

EXHIBIT B-2

Wall and Roof Deck Scope

EXHIBIT C

Permitted Encumbrances

1)
Taxes and assessments for the year 2021, and subsequent years, a lien not yet due and payable, plus any assessments.

2)
Contractor's Notice of Project Commencement by Contractor, Choate Construction Company, recorded in Book 2138, Page 237, Berkeley County records.

3)
Charleston Trade Center Development Agreement recorded in Book 2100, Page 42, Berkeley County records; and affected by Waiver recorded in Book 2100, Page 128 and Assignment of Development Agreement recorded in Book 2100, Page 207, Berkeley County records.

4)
Assignment and Assumption of Fee Agreement recorded in Book 2100, Page 214, Berkeley County records.

5)
Berkeley County Stormwater Management Program Covenants for Permanent Maintenance of Stormwater Systems, recorded in Book 2137, Page 561, Book 2200, Page 229, and Book 2916, Page 796 Berkeley County records.

6)
Charleston Trade Center Declaration of Covenants, Conditions, Restrictions and Easements recorded in Book 2782, Page 293, Berkeley County records.

7)
Fifty (50') foot temporary non-exclusive ingress and egress easement as described in that certain Deed from HLIT IV SC-1 , LP to Berkeley Electric Cooperative Inc., recorded in Book 8591, Page 150, Berkeley County records.

8)
Bill of Sale to Berkeley County Water and Sanitation recorded in Book 2098, Page 277; and Book 2413, Page 640, Berkeley County records.

9)
Right of Way Easement to Berkeley County Electric Cooperative recorded in Book 2586, Page 587, Berkeley County records.

10)
Reciprocal Easement Agreement recorded in Book 2895, Page 60.

11)
The ALTNNSPS survey prepared by F. Elliotte Quinn III, PLS 10292, of Thomas & Hutton Engineering Co., dated January 9, 2020, last revised January 25, 2020, under Job No. 24937.0001 (or entitled "Tract SA Charleston Trade Center") discloses the following:
a.
30' setback, 30' open drainage setback, 15' setbacks
b.
25' buffer
c.
15' detention basin easement
d.
light poles
e.
Possible easements for underground sewer, water and utility facilities not shown.

EXHIBIT D

Rules and Regulations

The following rules and regulations have been adopted by Landlord for the general care, protection and benefit of the Building and for the general comfort and welfare of all tenants.

1.
Landlord agrees to furnish Tenant eight (8) keys serving the front exterior entrance to the Premises without charge. Additional keys will be furnished at a charge of $10.00 each. Tenant may change the lock(s) to the Premises at Tenant's expense upon the express written consent of Landlord, not to be unreasonably withheld. Tenant shall not put additional locks or latches upon any door without the prior written consent of the Landlord, not to be unreasonably withheld. Any and all locks so added on any door shall remain for the benefit of the Landlord.

2.
Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service for Alterations or capital improvements on or to the Premises for Tenant, to Landlord for Landlord's prior express written approval and supervision before performance of any service. Landlord may withhold approval under this Section 2 in its sole and absolute discretion, provided however, that Landlord shall not unreasonably withhold approval of contractors, contractor's representatives and installation technicians rendering any service for Pennit1ed Changes.

3.
Tenant shall not at any time occupy any part of the Premises or Project as sleeping or lodging quarters.

4.
Tenant shall not install or operate on the Premises or in any part of the building, any engine, or machinery, or conduct mechanical operations thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without the prior express written consent of Landlord.

5.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises regardless of whether or not such loss occurs when the area is locked against entry.

6.
No dogs (other than seeing eye dogs), cats, birds, fowl, or other animals shall be brought into or kept in or about the Premises.

7.
Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or its agents, employe.es or invitees.

8.
None of the parking, sidewalks, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area being used by Tenant's agents, employees, contractors or invitees, licensees, patrons or other persons at any time for purposes inconsistent with their designation by Landlord.

9.
The -water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10.
No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises, or any unreasonable use.

11.
Tenant and its employees, agents and invitees shall park their vehicles only in those perking areas designated by Landlord. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Premises or Project. If Tenant or its employees, agents or invitees perk their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

12.
Any waste removal service and/or containers provided on the property may only be utilized by the tenants for waste originating from the Premises in the conduct of tenant's normal business operations. Under no circumstances may waste products be brought onto the property and disposed of in any containers provided at the property. If the Landlord in its sole discretion determines that any tenant is overburdening the containers with its waste, the tenant may be required to provide their own dumpster facilities and waste removal services upon Landlord's request.

Exhibit E

COMMENCEMENT DATE CERTIFICATE

THIS COMMENCEMENT DATE CERTIFICATE is made as of the ____ day of _______, 20__, by and between SRE TKC CHARLESTON IV, LLC, a Delaware limited liability company (“Landlord”), and THORNE RESEARCH, INC., a South Carolina corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement (the “Lease”) dated as of _______, 20__ for the lease of the certain real property located in Berkeley County, South Carolina (the “Space”) on terms more fully set forth therein; and

WHEREAS, in accordance with Section 34 of the Lease, Landlord and Tenant desire to set forth herein the date that the Initial Term shall commence (the “Commencement Date”)

NOW, TIIEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1.
The Commencement Date is hereby established as _______, 20__.

2.
Tenant has accepted the Space.

3.
The Lease is in full force and effect and has not been modified, altered or amended.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Commencement Date Certificate as of the date first set forth above.

LANDLORD:

SRE TKC CHARLESTON IV, LLC

a Delaware limited liability company

By:_____________________

Name: Kenneth R. Beuley

Title: Manager

TENANT:

THORNE RESEARCH, INC.,

a South Carolina corporation

By:_____________________

Name:___________________

Title:____________________

EXHIBIT F

List of Permitted Activities and Permitted Materials

Permitted Activities

Use of standard cleaning products in and about the Building

Use of a forklift with battery in and about the Building

Use of hydraulic oil for forklift

Permitted Materials

Standard cleaning products

Forklift with battery

Hydraulic oil for Forklift